Exhibit 21.1
SUBSIDIARIES OF ALBEMARLE CORPORATION

NAME	PLACE OF FORMATION
Aachener Chemische Werke Gesellschaft für glastechnische Produkte und Verfahren mbH	Germany
ACI Cyprus, L.L.C.	Delaware
Albemarle Australia Pty Ltd.	Australia
Albemarle Avonmouth Works Limited	United Kingdom
Albemarle Brazil Holdings LTDA.	Brazil
Albemarle Cambridge Chemicals Limited	United Kingdom
Albemarle Catalysts Company B.V.	Netherlands
Albemarle Chemical Canada Ltd.	Canada
Albemarle Chemicals (Shanghai) Company Limited	China
Albemarle Chemicals Korea, Ltd.	Korea
Albemarle Chemicals Ltd.	Cyprus
Albemarle Chemicals Private Limited	India
Albemarle Chemicals S.A.S.	France
Albemarle Chemicals South Africa (PTY) Ltd.	South Africa
Albemarle Corporation	Virginia
Albemarle de Venezuela C.A.	Venezuela
Albemarle Deutschland GmbH	Germany
Albemarle Europe Sprl	Belgium
Albemarle Foundation	Virginia
Albemarle Global Finance Company SCA	Belgium
Albemarle Global Holdings Ltd	Seychelles
Albemarle Grundstucksholding GmbH & Co. KG	Germany
Albemarle Holdings Company Limited	Turks & Caicos Islands
Albemarle Holdings Limited	China
Albemarle Hungary Private Limited Liability Company	Hungary
Albemarle International Holdings CV	Netherlands
Albemarle Israel Limited	Israel
Albemarle Italy S.R.L.	Italy
Albemarle Japan Corporation	Japan
Albemarle Japan Holdings B.V.	Netherlands
Albemarle Korea Corporation	Korea
Albemarle Management (Shanghai) Co., Ltd.	China
Albemarle Medway U.K. Limited	United Kingdom
Albemarle Middle East FZE	United Arab Emirates
Albemarle Netherlands B.V.	Netherlands
Albemarle Netherlands Holdings, BV	Netherlands
Albemarle Netherlands Holdings, CV	Netherlands
Albemarle Overseas Employment Corporation	Virginia
Albemarle Quimica LTDA	Brazil
Albemarle Saudi Trading Company	Saudi Arabia
Albemarle Singapore PTE LTD	Singapore
Albemarle Spain S.L.U.	Spain
Albemarle Taiwan Corporation	Taiwan

NAME	PLACE OF FORMATION
Albemarle Virginia Corporation	Virginia
AM Craig Ltd.	United Kingdom
Ardrox Ltd.	United Kingdom
BCI Pensions Trustees Ltd.	United Kingdom
Bedec S.A.S.	France
Breitenau Holding GmbH	Austria
Brent Europe Ltd.	United Kingdom
Brent International B.V.	Netherlands
Caledonian Applied Technology Limited	United Kingdom
Changchun Chemetall Chemicals Co., Ltd.	China
Chemetall (Australasia) Pty. Ltd.	Australia
Chemetall (Proprietary) Ltd.	South Africa
Chemetall (Thailand) Co. Ltd.	Thailand
Chemetall AB	Sweden
Chemetall Asia Pte. Ltd.	Singapore
Chemetall B.V.	Netherlands
Chemetall Canada Ltd.	Canada
Chemetall Corporation	Delaware
Chemetall do Brasil Ltda.	Brazil
Chemetall GmbH	Germany
Chemetall Hong Kong Ltd.	China
Chemetall Hungária Vegyianyagokat Gyártó es Forgalmazó Kft	Hungary
Chemetall India Company Ltd.	United Kingdom
Chemetall India Private Limited	India
Chemetall Italia S.r.l.	Italy
Chemetall Ltd.	United Kingdom
Chemetall Mexicana, S.A. de C.V.	Mexico
Chemetall New Zealand Ltd.	New Zealand
Chemetall Philippines Co. Ltd., Inc.	Philippines
Chemetall ooo	Russia
Chemetall Polska Sp.z o.o.	Poland
Chemetall S.A.	Spain
Chemetall S.R.L.	Italy
Chemetall S.R.L.	Argentina
Chemetall Sanayi Kimyasallari Ticaret ve Sanayi A.S.	Turkey
Chemetall S.A.S.	France
Chemetall Surface Technologies China Co., Ltd.	China
Chemetall Surface Treatment Holding Co., Ltd.	Thailand
Chemetall US, Inc.	Delaware
Chemserve Ltd.	United Kingdom
ChemStore GmbH	Germany
Chillihurst Limited	United Kingdom
Chongqing Chemetall Chemicals Co., Ltd.	China
CM-Hilfe GmbH Unterstützungskasse	Germany
CSI Kemwood AB	Sweden

NAME	PLACE OF FORMATION
DICON Explosives Company Ltd.	Nigeria
DNVJ Vermögensverwaltung GmbH	Germany
Dynamit Nobel GmbH	Germany
Dynamit Nobel Unterstützungsfonds GmbH	Germany
Excalibur Realty Company	Delaware
Excalibur II Realty Company	Delaware
Foote Chile Holding Company	Delaware
Foote Minera e Inversiones Ltda.	Chile
Grundstucksgemeinschaft Bergheim GbR	Austria
Jordan Bromine Company Limited	Jordan
KENDELL S.r.l.	Italy
Knight Chimiques de Spécialité S.A.S.	France
Knight Lux 1 S.à r.l.	Luxembourg
Knight Lux 2 S.à r.l.	Luxembourg
Knight Lux 3 S.à r.l.	Luxembourg
Knight Lux 4 S.à r.l.	Luxembourg
Martinswerk GmbH	Germany
Metalon Environmental Management & Solutions GmbH	Germany
Nanjing Chemetall Surface Technologies Co., Ltd.	China
Nigerian Development and Construction Company Ltd.	Nigeria
Ningbo Jinhai Albemarle Chemical and Industry Co., Ltd.	China
Pool Spa Holdings, Inc.	Delaware
Process Ink Holdings Ltd.	United Kingdom
Process Inks And Coatings Ltd.	United Kingdom
RA Rohstoffallianz GmbH	Germany
Rockwood Lithium, Inc.	Delaware
Rockwood Lithium GmbH	Germany
Rockwood Lithium India Pvt. Ltd.	India
Rockwood Lithium Japan K.K.	Japan
Rockwood Lithium Korea LLC	South Korea
Rockwood Lithium Shanghai Co., Ltd.	China
Rockwood Lithium Taiwan Co., Ltd.	Taiwan
Rockwood Lithium (UK) Ltd.	United Kingdom
Rockwood Litio Limitada	Chile
Rockwood Specialties Consolidated, Inc.	Delaware
Rockwood Specialties GmbH	Germany
Rockwood Specialties Group GmbH	Germany
Rockwood Specialties Group Finance GmbH	Germany
Rockwood Specialties Group, Inc.	Delaware
Rockwood Specialties LLC	Delaware
Rockwood Specialties International, Inc.	Delaware
Rockwood Specialties Limited	United Kingdom
Rockwood Specialties Trust GmbH	Germany
Rockwood Vermögensverwaltung GmbH	Germany
Rockwood Vermögensverwaltung S.à r.l. & Co. KG	Germany

NAME	PLACE OF FORMATION
Rockwood Wafer Reclaim SAS	France
RT Lithium Limited	United Kingdom
RSG Immobilien GmbH	Germany
RSGG GmbH & Co. KG	Germany
Sales de Magnesio Ltda.	Chile
Shandong Sinobrom Albemarle Bromine Chemicals Company Limited	China
Shanghai Chemetall Chemicals Co., Ltd.	China
Stadeln Genehmigungshaltergesellschaft mbH	Germany
The Brent Manufacturing Company Ltd.	United Kingdom
Tribotecc GmbH	Austria
Troisdorf Genehmigungshaltergesellschaft mbH	Germany
Windfield Holdings Pty Ltd	Australia
Würgendorf Genehmigungshaltergesellschaft mbH	Germany